UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 19, 2011
Erie Indemnity Company
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania	16530

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (814)  870-2000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) The 86th Annual Meeting of Shareholders (the “Annual Meeting”) of Erie Indemnity Company (the “Company”) was held on April 19, 2011. On the date of the Annual Meeting, the Company had 2,546 shares of Class B common stock outstanding which had the exclusive right to vote on all matters presented for consideration at the meeting.
(b) At the Annual Meeting, shareholders of the Company elected 13 nominees to serve on the Company’s Board of Directors for a one-year term. The names of the elected directors and voting results appear below.

	For	Withheld	Abstained	Broker Non-Votes

J. Ralph Borneman, Jr.	2,545	0	0	0
Terrence W. Cavanaugh	2,545	0	0	0
Jonathan Hirt Hagen	2,545	0	0	0
Susan Hirt Hagen	2,545	0	0	0
Thomas B. Hagen	2,545	0	0	0
C. Scott Hartz	2,545	0	0	0
Claude C. Lilly, III	2,545	0	0	0
Lucian L. Morrison	2,545	0	0	0
Thomas W. Palmer	2,545	0	0	0
Martin P. Sheffield	2,545	0	0	0
Richard L. Stover	2,545	0	0	0
Elizabeth Hirt Vorsheck	2,545	0	0	0
Robert C. Wilburn	2,545	0	0	0
The shareholders also approved three (3) amendments to the Company’s Articles of Incorporation to: (i) modify the corporate purposes clause; (ii) update the corporate registered address; and (iii) eliminate the requirement of a specific number of directors and provide that the size of the Board shall be governed by the Company’s Bylaws. Each of the amendments to the Articles of Incorporation was voted on and unanimously approved by the 2,545 votes cast.
In accordance with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, shareholders were also asked to (i) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s 2011 Information Statement, and (ii) select “every year,” “every two years,” “every three years” or “abstain” as the preferred frequency of an advisory vote on executive compensation. The compensation of the named executive officers was unanimously approved by the 2,545 votes cast, and a majority (2,523) of the voted shares selected “every three years” as the preferred frequency of an advisory vote on executive compensation, with 20 votes selecting “every year,” two votes selecting “every two years” and no abstentions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company
April 20, 2011	By:	/s/ Marcia A. Dall
		Name:	Marcia A. Dall
		Title:	Executive Vice President and CFO